Exhibit 21.1
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              SUBSIDIARIES OF ALLEGHENY ENERGY SUPPLY COMPANY, LLC

                                                                    PLACE OF
                  SUBSIDIARY                                     INCORPORATION
                  ----------                                     -------------

Allegheny Energy Global Markets, LLC                                Delaware

Allegheny Energy Supply Capital, LLC                                Delaware

Allegheny Energy Supply Gleason Generating Facility, LLC            Delaware

Allegheny Energy Supply Lincoln Generating Facility, LLC            Delaware

Allegheny Energy Supply Wheatland Generating Facility, LLC          Delaware

Energy Financing Company, L.L.C.                                    Delaware

Lake Acquisition Company, L.L.C.                                    Delaware

Allegheny Energy Supply Conemaugh, LLC                              Delaware

Allegheny Generating Company(1)                                     Virginia


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(1) The equity interest in Allegheny Generating Company is jointly held by
    Allegheny Energy Supply Company, LLC, which holds 78% and Monongahela Power Company which holds the remaining 22%.